UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section13 OR 15(d)of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2011

MTS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-2382	41-0908057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Technology Drive
Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 937-4000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 14, 2011, MTS reported that it was notified by the U.S. Department of the Air Force that it has been suspended from U.S. federal government contracting and from directly or indirectly receiving the benefits of federal assistance programs.  The suspension is temporary pending any ensuing legal proceedings and MTS has 30 calendar days to submit a response.  MTS is cooperating fully and may continue to perform its existing government contracts.  An extended suspension or debarment from contracting with the U.S. federal government could have a material adverse effect on MTS’ business.

The suspension relates to MTS’ failure, since 2008, to disclose in its Online Representations and Certifications Application (ORCA) that it had pled guilty to two misdemeanors in regard to making false statements related to export matters.  As reported in the company’s Form 10-Q filed on February 3, 2011, in January 2011, the Company was informed that the United States Department of Commerce and the United States Attorney’s Office for the District of Minnesota were investigating whether MTS had accurately certified to a certain Federal Acquisition Regulation (FAR) since March 2008.

On March 14, 2011, the Company issued a press release announcing the suspension.  The press release described in this Item 8.01 is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press Release dated March 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: March 14, 2011	By:	/s/ SUSAN E. KNIGHT
Susan E. Knight
Vice President and Chief Financial Officer

MTS SYSTEMS CORPORATION
FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated March 14, 2011.